WESTBANK CORPORATION

















                                 Notice of
                              Annual Meeting
                              of Shareholders
                              April 19, 1995
                                    and
                              Proxy Statement















                          Your Vote is Important
You are urged to exercise your right to vote by indicating your choices on the enclosed proxy card. Please date, sign and promptly return your proxy card in the enclosed postage-paid envelope. You may, nevertheless, vote in person if you attend the meeting.













                           WESTBANK CORPORATION
                              225 Park Avenue
                West Springfield, Massachusetts  01089-3310

               NOTICE OF 1995 ANNUAL MEETING OF SHAREHOLDERS
                   To be held Wednesday, April 19, 1995

                                                             March 22, 1995

To the Shareholders of Westbank Corporation:

     Notice is hereby given that the 1995 Annual Meeting of Shareholders of Westbank Corporation (the "Corporation") will be held at 9:00 A.M., on Wednesday, April 19, 1995 at the Carriage House at Storrowton Tavern, 1305 Memorial Avenue, West Springfield, Massachusetts, 01089, for the following purposes, all as set forth in the Proxy Statement accompanying this notice:

    1.  To fix the number of Directors of the Corporation at twelve.
    2. Election of the individuals listed as nominees in the Proxy Statement accompanying this notice of meeting.
    3.  To approve an amendment to the Corporation's Dividend
        Reinvestment and Common Stock Purchase Plan (the "Stock
        Purchase Plan") to increase the number of shares of Common
        Stock reserved for issuance thereunder by 300,000 shares, to increase the maximum allowable purchase of the Corporation's Common Stock to $10,000 per calendar quarter and to amend the price of shares acquired under the Stock
        Purchase Plan to 90% of the market value of the Corporation's Common Stock, or the current book value of such shares, whichever is greater.
    4.  To approve the 1995 Directors' Stock Option Plan.
    5. Ratification of the appointment of the firm of Deloitte & Touche LLP as the Corporation's independent public accountants for the fiscal year ending December 31, 1995.
    6. To act upon such other matters as may properly be brought before the meeting or any adjournment thereof.

     The record date and hour for determining shareholders entitled to notice of, and to vote at, the meeting has been fixed at 5:00
P.M., March 3, 1995.

                                   By order of the Board of Directors


                                           Robert J. Perlak
                                                Clerk

West Springfield, Massachusetts
March 22, 1995

PLEASE SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN
THE ENVELOPE ENCLOSED FOR THAT PURPOSE.   YOU MAY NEVERTHELESS
VOTE IN PERSON IF YOU DO ATTEND THE MEETING.
                              PROXY STATEMENT












Approximate date of mailing
March 22, 1995

                           WESTBANK CORPORATION
                              225 Park Avenue
                West Springfield, Massachusetts 01089-3310
                              (413) 747-1400

               NOTICE OF 1995 ANNUAL MEETING OF SHAREHOLDERS
                         To be held April 19, 1995


                               INTRODUCTION

This Proxy Statement is furnished to shareholders in connection with the solicitation of proxies on behalf of the Board of Directors of Westbank Corporation (the "Corporation") to be used at the 1995 Annual Meeting of Shareholders of the Corporation to be held at the Carriage House at Storrowton Tavern, 1305 Memorial Avenue, West Springfield, Massachusetts 01089 on Wednesday, April 19, 1995 at 9:00 A.M. and at any adjournments thereof.

The close of business on March 3, 1995, has been fixed as the record date for determination of shareholders of the Corporation entitled to notice of and to vote at the 1995 Annual Meeting of Shareholders. The only class of issued and outstanding voting securities of the Corporation is the $2.00 par value Common Stock (the "Common Stock"). As of the record date the number of shares of Common Stock outstanding and entitled to vote at the 1995 Annual Meeting of Shareholders is 3,156,670. Each share of Common Stock is entitled to one vote.

The affirmative vote of a majority of the shares of Common Stock of the Corporation represented at the 1995 Annual Meeting is required to fix a number of Directors, to approve the amendments to the Dividend Reinvestment and Common Stock Purchase Plan, to approve the 1995 Directors' Stock Option Plan and to appoint the auditor of the Corporation. The affirmative vote of the plurality of the votes cast by shareholders is required to elect Directors.

Execution of the enclosed proxy will not affect the shareholder's right to attend the meeting and vote in person as a shareholder giving a proxy has the power to revoke it any time before it is exercised by delivering notice of revocation, or a duly executed proxy bearing a later date, to the Treasurer of the Corporation.










                           ELECTION OF DIRECTORS

The By-Laws of the Corporation provide in substance that the Board of Directors shall be divided into three classes as nearly equal in number as possible, and that the term of office of one class shall expire and a successor class shall be elected at each annual meeting of shareholders. The By-Laws of the Corporation also provide that the shareholders fix the exact number of Directors at the annual meeting of shareholders. The Corporation's Board of Directors presently consists of twelve members. On December 21, 1994, Director Robert F. Lloyd resigned his position as a Director of the Corporation.

It is proposed by the Board of Directors that at the 1995 Annual Meeting the number of Directors who shall constitute the full Board of Directors until the next annual meeting shall be fixed at twelve and that in accordance with the By-Laws of the Corporation four nominees be elected to serve a three-year term until the 1998 Annual Meeting of Shareholders and for such further time as may be required for the election and qualification of their successors and that one nominee be elected to serve a two-year term until the 1997 Annual Meeting of Shareholders and for such further time as may be required for the election and qualification of a successor. The one nominee proposed to be elected to a two-year term will fill the class of directors who serve until 1997 Annual Meeting for the purpose of making all classes equal in number as required by the By-Laws. Unless returned proxies properly indicate that authority to vote for any of the nominees named herein is withheld, all proxies received by the Corporation in time for the 1995 Annual Meeting of Shareholders will be voted to fix the number of Directors at twelve and, in the event the number of Directors is so fixed, in favor of the election of the nominees listed below. In the event any of the nominees named herein becomes unable or unwilling to accept nomination for election, the persons identified as proxies in the accompanying form of proxy and authorized to vote in the election will vote the shares represented by executed proxies in favor of the nomination and election of such substitute nominees as the Board of Directors of the Corporation may select.

The following tables name the individuals nominated for Director, and those Directors of the Corporation who will continue to serve after the meeting, and indicate their age, the period of time they have served as Director of the Corporation or its predecessor, their position with the Corporation, and their principal occupation or employment. No nominee or Director holds a directorship in any corporation, other than the Corporation, with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of such Act or any corporation registered as an investment corporation under the Investment Company Act of 1940.

The following individuals are nominees for election as a Director of the Corporation at this 1995 Annual Meeting to serve for a three-year term until the 1998 Annual Meeting of Shareholders:

                                   Has Served
     Nominee and                   On Board of
     Current Occupation            Directors of the
     or Employment;                Corporation or     Corporate
     Business Experience           Its Predecessor    Offices
     During Past 5 Years      Age  Since              Held

Roland O. Archambault         62   1989               Director
  Owner-Park Supply Co.


Donald R. Chase               48   1990               Director,
  President and Chief                                 President and
  Executive Officer,                                  Chief Executive
  Westbank Corporation;                               Officer
  President and
  Chief Executive Officer;
  Park West Bank and Trust
  Company






                                    Has Served
     Nominee and                    On Board of
     Current Occupation             Directors of the
     or Employment;                 Corporation or    Corporate
     Business Experience            Its Predecessor   Offices
     During Past 5 Years      Age   Since             Held

John E. Fitzgerald            70    1961              Director
  Private Investor

Russell Mawdsley              70    1975              Director
  President and Treasurer,
  Russell-Hall, Inc.


The following individual is nominated for election as a Director of the Corporation at the 1995 Annual Meeting of Shareholders for a two-year term until the 1997 Annual Meeting of Shareholders:

                                    Has Served
     Nominee and                    On Board of
     Current Occupation             Directors of the
     or Employment;                 Corporation or    Corporate
     Business Experience            Its Predecessor   Offices
     During Past 5 Years      Age   Since             Held

Paul J. McKenna               68    1961              Director
  Orthodontist


The following Directors will continue to serve after the meeting:

                                    Has Served
     Nominee and                    On Board of
     Current Occupation             Directors of the
     or Employment;                 Corporation or    Corporate    Term
     Business Experience            Its Predecessor   Offices      Expires
     During Past 5 Years      Age   Since             Held         In

Mark A. Beauregard            43    1986              Director     1996
  Attorney - Resnic,
  Beauregard,Waite and
  Driscoll

David R. Chamberland          56    1989              Director     1996
  President, Chicopee
  Building Supply, Inc.











                                    Has Served
     Nominee and                    On Board of
     Current Occupation             Directors of the
     or Employment;                 Corporation or    Corporate    Term
     Business Experience            Its Predecessor   Offices      Expires
     During Past 5 Years      Age   Since             Held         In

Leroy F. Jarrett              67    1961              Director,    1997
  President and Treasurer,                            Vice Chairman
  New England Church                                  of the Board
  Interiors

Ernest N. Laflamme, Jr.       63    1987              Director     1997
  Treasurer, City of
  Chicopee; President,
  Laflamme Oil

Robert J. Perlak              59    1987              Director,    1996
  Private Investor                                    and Clerk
  Formerly Assistant
  Chief Probation Officer
  of Hampden County

James E. Tremble              56    1986              Director     1996
  President,
  Valley Cinema, Inc.

Alfred C. Whitaker            68    1961              Director,    1997
  Sales Consultant,                                   Chairman of
  Burke/Whitaker                                      the Board
  Pontiac Cadillac                                    Assistant Clerk



The total number of special and regular meetings of the Board of Directors of the Corporation during the fiscal year ended December 31, 1994 was 10. Each Director attended at least 75% of all Board of Directors meetings held in 1994 during the period for which each was a Director. In addition to serving as Directors of the Corporation, board members also serve as the Board of Directors of the Corporation's wholly owned subsidiary, Park West Bank and Trust Company ("Park West"). During 1994, the Board of Directors of Park West met 27 times. All Directors attended at least 75% of all board meetings of Park West during the period for which each was a Director.

Committees

The Board of Directors each year appoints Directors to serve on standing committees of the Board of Directors, including the Executive Committee, the Compensation Committee, the Nominating Committee and the Audit Committee. The members of the Executive Committee, the Compensation Committee, the Nominating Committee and the Audit Committee of the Corporation also make up these same committees for Park West. All Directors attended at least 75% of the meetings of committees of which they were a member during the period each was a Director.

Executive Committee

The members of the Executive Committee of the Corporation and Park West in 1994 were Messrs. Mawdsley, Chase, Fitzgerald, Jarrett,
Whitaker and Laflamme. The Executive Committee's met 23 times during 1994.










Compensation Committee

The members of the Compensation Committee in 1994 were Messrs.
Mawdsley, Fitzgerald, Jarrett, Whitaker and Laflamme.  The
Compensation Committee met 3 times in 1994.

Nominating Committee

The members of the Nominating Committee in 1994 were Messrs. Chase, Fitzgerald, Laflamme, Lloyd and Whitaker. The Committee nominates Directors for election by shareholders at the annual meeting, reports to the Board of Directors on or before December 31 of each year its nominations and submits its nominees for Directors for publication in the Notice of Annual Meeting of Shareholders and Proxy Statement. The Committee met once during 1994. The Nominating Committee will consider nominees recommended by the Corporation's shareholders prior to December 1 of each year.

Audit Committee

The members of the Audit Committee of Park West in 1994 were Messrs. Perlak, Archambault, Jarrett, Mawdsley and McKenna. The Committee makes recommendations concerning the selection of an independent auditor for the Corporation, and reviews the reports of the independent auditor and subsidiary audit committees. The Audit Committee of Park West met 4 times during 1994.

Executive Officers

In addition to the President of the Corporation who is a Director and is listed in the tables above, the other Executive Officers of the Corporation are as follows: Gary L. Briggs, age 44, is Executive Vice President - Lending of Park West, having served as such since 1988 and during the four years prior to that time as Senior Vice President of Park West; John M. Lilly, age 46, is Treasurer and Chief Financial Officer of the Corporation, having served as such since 1991, and is also Executive Vice President - Finance and Treasurer of Park West, having served as such since 1988 and during the four years prior to that time as Senior Vice President and Treasurer of Park West; and Robert A. Gibowicz, age 51, is Senior Trust Officer of Park West, having served as such since 1986 and as Trust Officer for three years prior to that. Each Executive Officer serves for a one-year term and until his or her successor is elected and qualified.


                       BENEFICIAL OWNERSHIP OF STOCK

The following table sets forth certain information as of the record date with respect to all individuals known to the Corporation to be the beneficial owner of more than 5% of the outstanding Common Stock of the Corporation:

                               Number of              Percent of
          Name and Address     Shares Beneficially    Outstanding
          of Owner             Owned(2)               Shares

          Richard S. Sullivan
          Carol B. Sullivan    243,877                7.8%
          96 Prynwood Road
          Longmeadow, MA  01106













The following table and related notes set forth information as of the record date regarding the Corporation's Common Stock beneficially owned by each Director and nominee and by Directors, nominees and Officers of the Corporation and Park West:

                                                 Number of
                                                 Shares            Percent of
                  Name of Individual             Beneficially      Outstanding
                  or Persons in Group            Owned(1)(2)       Shares

                  Roland O. Archambault          14,598(3)          0.5%

                  Mark A. Beauregard              5,411             0.2

                  David R. Chamberland            4,975             0.2

                  Donald R. Chase               147,825(3)(4)       4.7

                  John E. Fitzgerald             62,540(3)          2.0

                  Leroy F. Jarrett               77,430             2.4

                  Ernest N. Laflamme, Jr.        35,075             1.1

                  Russell Mawdsley               42,231(3)          1.4

                  Paul J. McKenna                67,135(3)          2.1

                  Robert J. Perlak               39,809             1.3

                  James E. Tremble                1,662             0.1

                  Alfred C. Whitaker             30,000             1.0

                  All Directors, nominees and
                  Executive Officers as a group
                  (15 persons, including those
                  named above)(4)(5)            642,120            20.5



(1) Based upon information provided to the Corporation by the indicated persons.

(2) Under regulations of the Securities and Exchange Commission, a person is treated as the beneficial owner of a security if the person directly or indirectly (through contract, arrangement, understanding, relationship or otherwise) has or shares (a) voting power, including the power to vote or to direct the voting, of such security, or (b) investment power with respect to such security, including the power to dispose or direct the disposition of such security. A person is also deemed to have beneficial ownership of any security that such person has the right to acquire within 60 days.

(3) Indicates a nominee for election as a Director of the Corporation at the 1995 Annual Meeting of Shareholders.

(4) The information in the table includes all shares under stock options which were exercisable on the record date or 60 days thereafter. As of that date, Mr. Chase owned exercisable options to purchase 131,058 shares, and all Directors and Executive Officers as a group owned exercisable options to purchase 238,743 shares.

(5) For the purposes of the above table, the term "Executive
    Officer" means any individual elected as an Executive Officer of the Corporation or Park West or by their respective Boards of Directors.











                     EXECUTIVE MANAGEMENT COMPENSATION

Compensation decisions for executive officers of the Corporation are made by the Compensation Committee, and approved by the full Board of Directors. Mr. Chase, who is a member of the Board of Directors as well as an executive officer of the Corporation, neither participated in nor voted upon his compensation package.

Report of the Compensation Committee on Executive Management Compensation

Set forth below is the report of the Compensation Committee of the Corporation regarding executive management compensation, as required by applicable rules of the Securities and Exchange Commission.

In general, total compensation for executive officers of the Corporation consists of salary, as determined annually by the Compensation Committee, stock options, and certain other miscellaneous benefits, including, in certain instances, cash bonuses. Decisions by the Compensation Committee relating to the compensation of the Corporation's executive officers are approved by the full Board of Directors, except as otherwise set forth herein. In determining the proper amount of compensation for each executive officer, the Compensation Committee considers various factors, including, inter alia:

     - the performance of the Corporation;

     - the individual's performance as an executive officer of the Corporation;

     - the amount of compensation paid to similarly situated executive officers in similar sized corporations; and

     - the length of service with the Corporation.

During 1994, the only executive officer of the Corporation who was paid in excess of $100,000.00 in cash compensation was the Chief Executive Officer, Donald R. Chase. Mr. Chase's cash compensation was increased in 1994 by $6,300.00, an increase of five percent (5%) of his base salary. The increase was recommended by the Compensation Committee following its evaluation of Mr. Chase's performance as CEO, and the overall improved corporate performance for 1993. In addition, as a result of its review of Mr. Chase's performance as CEO and the performance of the Corporation in 1993, the Compensation Committee recommended, and the Board of Directors approved, a cash bonus to Mr. Chase totaling $9,700.00. Finally, in recognition of Mr. Chase's service to the Corporation, and the Corporation's 1993 performance, the Compensation Committee also recommended, and the Board of Directors granted, 88,000 stock options (at $6.00 per share) to Mr. Chase pursuant to the terms of the 1985 Incentive Stock Option Plan for Key Employees, as amended. During 1994, a total of 200,000 stock options (at $6.00 per share) were granted to participants in the 1985 Incentive Stock Option Plan for Key Employees, as amended. The Compensation Committee believes that Mr. Chase's 1994 compensation is reasonable given the Corporation's performance, and in light of compensation paid Chief Executive Officers of similarly sized banking institutions.

Respectfully submitted by:

Russell Mawdsley      John E. Fitzgerald     Ernest N. Laflamme, Jr.
Chairman              Leroy F. Jarrett       Alfred C. Whitaker

                                             The Compensation Committee














Compensation Information

The following table sets forth the cash compensation paid to, as well as long-term compensation paid for each of the last three fiscal years, to all executive officers of the Corporation who received over $100,000.00 in cash compensation during 1994:

SUMMARY COMPENSATION TABLE

                           Annual Compensation
                                     Award            Other
                                                      Annual     Restricted
Name and                                              Compen-    Stock
Principal Position      Year Salary($)      Bonus($)  sation ($) Award(s)($)

Donald R. Chase, CEO(1) 1994 $132,300.00    $9,700.00 N/A        N/A
                        1993 $126,000.00    $6,300.00 N/A        N/A
                        1992 $128,422.71(5) N/A       N/A        N/A

                           Long Term Compensation
                           Payouts

Name and                     Options/   LTIP	 All Other
Principal Position      Year SARs(#)	Payouts	 Compensation($)

Donald R. Chase, CEO(1) 1994 88,000(6)  N/A      $15,714.00
                        1993 22,802(2)  N/A      $17,879.00(3)
                        1992 20,256(4)  N/A      $12,958.00

(1) Donald R. Chase was the only executive officer of the Corporation who was paid in excess of $100,000 in 1994.

(2) 12,500 options were granted in 1993 at an option price of $2.50 per share, 10,302 options were granted in 1993 at an option price of $3.50 per share.

(3) Mr. Chase's other compensation during 1993 consisted of the following--a $12,839.00 contribution to the Money Purchase Pension Plan, described below, and an award of stock of the Corporation valued at $5,040.00. Mr. Chase's other compensation during 1994 and 1992 consisted soley of the contribution to the Money Purchase Pension Plan.

(4) 13,256 options granted in 1992 constituted pre-existing options repriced as new grants of options.

(5) Compensation for Mr.  Chase during 1992 was based on 53 weeks.

(6) 44,000 options were granted during May, 1994 and an additional 44,000 options were granted during December, 1994. All 1994 options were granted at a price of $6.00.

1985 Incentive Stock Option Plan for Key Employees

In February, 1985, the Board of Directors of the Corporation unanimously adopted the 1985 Incentive Stock Option Plan for Key Employees (the "1985 Stock Plan"), which was approved by the shareholders at the Annual Meeting in April, 1985. The 1985 Stock Plan was amended by shareholders at the Corporation's 1994 Annual Meeting, which amendment increased the number of shares of Common Stock reserved thereunder by 200,000 shares.

The 1985 Stock Plan is administered by the Board of Directors. The Board of Directors was authorized to grant stock options to the professional and supervisory employees of the Corporation and its subsidiaries at any time until February 19, 1995.

All options were granted at 100% of the fair market value of the Common Stock of the Corporation on the date of the grant. Each stock option terminates not more than 10 years after the date of the grant. Options are exercisable in such installments as may be determined by the Board of Directors. Payment of stock purchased on the exercise of a stock option must be made in full at the time the stock option is exercised. Options may not be assigned or transferred other than by will or the laws of descent or distribution.










For options granted prior to January 1, 1987, no option could be granted to any employee in any calendar year to the extent that the aggregate fair market value of shares subject to options granted in such year exceeded $100,000 plus any unused limit carryover. For options granted in 1987 and later years, the aggregate fair market value, determined at the date of grant, of shares with respect to which any such options are exercisable for the first time by an individual during any calendar year, when aggregated with the fair market value of shares subject to other incentive stock options then outstanding exercisable for the first time in such calendar year, may not exceed $100,000.

The Board of Directors may amend or terminate the 1985 Stock Plan from time to time in any manner, provided, however, that no such action, without approval of the shareholders, may increase the number of shares issuable under the 1985 Stock Plan.

A total of 7,864 options were exercised in 1994. No options expired or were otherwise terminated during 1994. A total of 327,053 options remain unexercised as of the record date.

The charts below disclose information regarding options granted pursuant to the 1985 Stock Plan as the same apply to Mr. Chase.


    OPTIONS/STOCK APPRECIATION RIGHTS (SAR) GRANTS IN LAST FISCAL YEAR

                          Individual Grants

                                Percent of
                                Total
                                Options/
                                SARs
                                Granted to
                     Options/   Employees   Exercise or
                     SARs       In Fiscal   Base Price   Expiration
     Name            Granted #  Year        ($/Sh)       Date

Donald R. Chase, CEO 44,000     22%         $6.00        05/18/2004
                     44,000     22%         $6.00        12/31/2004

						Potential realizable value
						at assumed annual rates
						of stock price appreciation
						for option term
   	 Name    		        	   5%($)             10%($)


Donald R. Chase, CEO    $139,145           $377,947
                        $139,145	       		 $377,947



AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END
                     OPTION/SAR VALUES

                                                                  Value of
                                                    Number of     Unexercised
                                                    Unexercised   In-The-Money
                                                    Options/SARs  Options/SARs
                      Shares                        at FY-End (#) at FY-End($)
                      Acquired on   Value Realized  Exercisable/  Exercisable/
     Name             Exercise (#)  ($)             Unexercisable Unexercisable

Donald R. Chase, CEO  0             N/A             131,058/0     $635,819











                      TEN-YEAR OPTION/SAR REPRICINGS


                            Number of   Market Price  Exercise
                            Options/    of Stock at   Price at
                            SARs        Time of       Time of
                            Repriced    Repricing     Repricing     New
                            or Amended  or Amendment  or Amendment  Exercise
     Name             Date  (#)         ($)           ($)           Price ($)

Donald R. Chase, CEO  N/A   NONE        N/A           N/A           N/A



                      Length of
                      Original
                      Option Term
                      Remaining at
                      Date of
                      Repricing or
     Name             Amendment

Donald R. Chase, CEO  N/A

Long Term Incentive Plans and Retirement Plans

The Corporation does not maintain any "Long Term Incentive Plans" for its Executive Officers.

The Corporation has no pension, profit-sharing or similar plans for its Executive Officers or employees. As set forth below, however, the Executive Officers and employees are eligible to participate in the Park West Money Purchase Pension Plan.

PARK WEST. Park West maintains a Money Purchase Pension Plan (the "Plan") available to employees of the Corporation and Park West. Full-time employees become eligible to participate in the Plan when they have both (i) reached the age of 20-1/2 and (ii) completed six months of service (as defined in the Plan).

Contributions to the Plan may be made by both Park West and a participant. Park West's contributions will be made to the Plan whether or not a participant chooses to contribute. The annual contribution by Park West to each participant's account for 1994 equals 7% of a participant's annual compensation plus 5.7% of a participant's annual compensation in excess of the participant's Social Security Taxable Wage Base. During 1994, Park West contributed $15,714 for the account of Donald R. Chase. The contribution to Mr. Chase's account is included in the "All Other Compensation" column of the Summary Compensation Table above.

During 1994, Park West contributed in the aggregate $36,726 for the accounts of all Executive Officers of Park West to the Money
Purchase Pension Plan.

Director Compensation

During 1994, Directors of the Corporation who are not salaried employees received Directors' fees of $10,000.00. The Chairman of the Board of Directors received annual remuneration of $15,000.00, while the Clerk of the Corporation received an annual fee of $12,500.00. Directors who are also salaried employees receive no additional compensation for their services as Directors of the Corporation.

Employment and Termination Agreements

Donald R. Chase has entered into a Termination Agreement with Park West regarding termination of employment subsequent to a "change in control" of Park West, as defined in the Termination Agreement. Following the occurrence of a change in control, if Mr. Chase's employment is terminated (except because of retirement, death, disability, or for "cause" as defined in the Termination Agreement) or is voluntarily terminated by Mr. Chase for "good reason" as defined in the Termination Agreement, then Mr. Chase shall be entitled to a lump sum payment approximately equal to three times his average annual compensation for the previous five years.











Performance Comparison Graph

Set forth below is a graph illustrating the return that would have been realized (assuming reinvestment of dividends) by an investor who invested $100 on December 31, 1989 in each of the following:

(a)  The Standard & Poor's 500 Index
(b) A hypothetical fund with investments in the stock of peer corporations (the "Peer Group")
(c)  Westbank Corporation

The Peer Group consists of New England community banks, traded on NASDAQ National Stock Market, with assets totaling less than $500 million, not located in the metropolitan areas of New York or Boston. The members of the Peer Group are:

BNH Bancshares, Inc.                New England Community Bancorp
Bank of Southington                 New Milford Bank & Trust
Cornerstone Financial Corporation   Westport Bancorp, Inc.
Granite State Bankshares, Inc.

                         1989   1990   1991   1992   1993   1994
Peer Group             100.00  53.03  30.91  38.41  71.45  79.03
Westbank Corporation   100.00  42.06  32.79  48.05  89.82  98.96
S & P 500 Index        100.00  96.63 121.17 126.48 135.21 133.35

The Peer Group was changed for the period 1989 through 1994 for the purpose of comparison with a more representative group of banks.


Miscellaneous

During 1994, certain of the Corporation's Executive Officers, Directors and nominees for Director, beneficial owners of more than 5% of the outstanding common stock of the Corporation and members of their immediate family and associates have had, and expect to have in the future, transactions in the ordinary course of business with Park West, including borrowings, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and not involving more than normal risk of collectibility or presenting other unfavorable features.

                       EMPLOYEE STOCK OWNERSHIP PLAN

On January 1, 1989, the Corporation's Employee Stock Ownership Plan (the "ESOP") became effective. The ESOP is administered and otherwise governed by the provisions of the ESOP and a related Trust Agreement. Pursuant to the terms of the ESOP, the Trustee may invest the ESOP's Trust Assets in, among other investments, shares of the Common Stock of the Corporation. As of the record date, no shares of the Common Stock of the Corporation were owned by the ESOP Trust.











                  APPROVAL OF AMENDMENT TO THE DIVIDEND
               REINVESTMENT AND COMMON STOCK PURCHASE PLAN

On February 15, 1995, the Board of Directors, adopted an Amendment to the Dividend Reinvestment and Common Stock Purchase Plan ("Stock Purchase Plan") to increase the number of shares reserved for issuance by 300,000; to increase the maximum allowable purchase of the Corporation's Common Stock to $10,000 per calendar quarter; and to amend the price of shares of Common Stock purchased with reinvested dividends and with optional cash payments from 95% to 90% of the market quotation of the Corporation's Common Stock, or the current book value of such shares, whichever is greater.

Because of the limit on the amount of stock a shareholder is able to purchase per calendar quarter pursuant to the Stock Purchase Plan, the Board of Directors deemed it advisable that the Stock Purchase Plan be amended, subject to shareholder approval, to increase the limit of purchase per calendar quarter to $10,000 and to increase the number of shares available for issue pursuant to the Stock Purchase Plan. The Board of Directors also believes it desirable and to the benefit of the shareholder to amend the purchase price to 90% of the current market quotation of the Corporation's Common Stock, or the current book value of such shares, whichever is greater.

Copies of the Dividend Reinvestment and Common Stock Purchase Plan are available upon request. The Board of Directors has unanimously approved the proposed Amendment to the Stock Purchase Plan and recommends that the shareholders vote FOR such Amendment and unless otherwise directed, proxies will be voted in favor of such adoption.

               APPROVAL OF 1995 DIRECTORS' STOCK OPTION PLAN

The Board of Directors of the Corporation has unanimously adopted the 1995 Directors' Stock Option Plan (the "1995 Plan") and recommended its approval by the shareholders. A copy of the 1995 Plan is attached hereto as Exhibit A and is incorporated for reference herein. The purpose of the 1995 Plan is to enhance the Corporation's ability to attract and retain highly qualified individuals to serve as members of the Corporation's Board of Directors and to provide additional incentives to non-employee directors to promote the success of the Corporation. The 1995 Plan is designed to reward such Directors on a long term basis by granting them options to purchase shares of the Corporation's Common Stock. The maximum number of shares of the Corporation which may be issued under the 1995 Plan is 125,000 shares, subject to adjustments in the event of stock splits, stock dividends or reclassification, recapitalization or other possible future changes such as mergers or acquisitions.

The following is a summary of the other principal features of the 1995 Plan.

Administration. The 1995 Plan will be administered by the non-employee directors. The non-employee directors responsibilities under the 1995 Plan shall be limited to taking all legal action necessary to document the Options provided herein, to maintain appropriate records and reports regarding these options, and to take all acts authorized by the 1995 Plan. All Directors, except Mr. Chase, are non-employee Directors of the Corporation.

Eligibility. Eligibility under the 1995 Plan is limited to non-employee directors of the Corporation who have: (i) been a member of the Board of Directors of Westbank Corporation for at least twelve (12) months and (ii) satisfied the attendance requirements set forth in the 1995 Plan.

Grant of Options. Stock Options granted under the 1995 Plan are intended to be non-qualified options for purposes of the Internal Revenue Code (the "Code") as amended. Pursuant to the 1995 Plan, each incumbent non-employee director of the Corporation (Messrs. Whitaker, Archambault, Beauregard, Chamberland, Fitzgerald, Jarrett, Laflamme, Mawdsley, McKenna, Perlak and Tremble) shall receive on April 20, 1995, the effective date of the 1995 Plan ("Effective Date"), a one-time grant of a nonqualifying option for 3,000 shares, subject to stockholder approval of the 1995 Plan at the Annual meeting. The exercise price of such option is $6.00 per share, which equals the fair market value of a share of Common Stock of the Corporation on the date of grant, as determined in accordance with the 1995 Plan. Mr. Chase is ineligible to receive option grants under the 1995 Plan since, in addition to serving as director, he also serves as an officer of the Corporation.











To the extent shares remain available for grant, upon initial election or appointment as a director, new non- employee directors of the Corporation will each receive a grant of an option under the 1995 Plan for 3,000 shares of Common Stock. Furthermore, on each anniversary of the Effective Date, each eligible non-employee director, including any director who becomes a non-employee director prior to such anniversary, shall be granted under the 1995 Plan an option to purchase 1,000 shares of Common Stock. In each case, the grant of additional options under the 1995 Plan is subject to the person not serving at the time of grant as an officer or employee of the Corporation or any of its subsidiaries, and having met the eligibility requirements.

The option exercise period of options granted under the 1995 Plan is ten years from the date of grant, subject to a six-month holding period from the date of grant (or the date of shareholder approval of the 1995 Plan, in the case of the initial grants). Options granted under the 1995 Plan may be exercised only by the non-employee director during his or her lifetime. Neither the option nor any right thereunder may be transferred by the non-employee director by operation of law or otherwise other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order (as defined in the Code), and may not be pledged or hypothecated or subject to execution, attachment or similar process.

Adoption, Amendment, Suspension and Termination of the 1995 Plan. The 1995 Plan shall be effective as of the date of adoption by the Board, subject to approval of the 1995 Plan within one year of its adoption by the Board by the affirmative votes of the holders of a majority of the Stock of the Corporation present, or represented, and entitled to vote at a meeting duly held in accordance with applicable laws of the state of Massachusetts, provided, that upon approval of the 1995 Plan by the stockholders of the Corporation, all Options granted under the 1995 Plan on or after the Effective Date shall be fully effective as if the stockholders had approved the 1995 Plan on the Effective Date. Subject to the limitation below, the Board may at any time suspend or terminate the 1995 Plan, and may amend it from time to time in such respects as the board may deem advisable; provided, however, the Board shall not amend the 1995 Plan in the following respects without the approval of stockholders then sufficient to approve the 1995 Plan in the first instance.

(a) To materially increase the maximum number of shares of Stock that may be issued under the 1995 Plan;
(b) To materially modify the requirements as to eligibility for participation in the 1995 Plan;
(c) To materially modify the Option Price.

No Option may be granted during any suspension or after the termination of the 1995 Plan, and no amendment, suspension or termination of the 1995 Plan shall without the Optionee's consent, alter or impair any rights or obligations under any Stock Option Agreement previously entered into under the 1995 Plan. This Plan shall terminate ten years after the Effective Date unless previously terminated. The formula provisions of this 1995 Plan shall not be amended more than once in any six-month period other than to comport with changes in the Internal Revenue Code of 1986, the Employee Retirement Income Security Act of 1974, if applicable, or the rules promulgated thereunder.

Federal Tax Aspects. The Corporation believes that the grant of an option will not be a taxable event for the director or the Corporation. Upon exercising an option, the director will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the stock on the date of exercise. The Corporation will be entitled to a deduction in the same amount and at the same time as the optionee recognizes ordinary income. Upon a subsequent sale of the shares, the director will have taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised). If, pursuant to an option agreement, the director surrenders shares of Common Stock in payment of part or all of the exercise price for the options, no gain or loss will be recognized with respect to the shares surrendered and the director will be treated as receiving an equivalent number of shares pursuant to the exercise of the option in a non-taxable exchange. The difference between the aggregate option exercise price and the aggregate fair market value of the shares received pursuant to the exercise of the option will be taxed as ordinary income, and the Corporation will be entitled to a deduction in that amount.


The Board of Directors recommends a vote FOR adoption of the 1995
Plan, and unless otherwise directed, proxies will be voted in favor of such adoption.











                          SHAREHOLDER RIGHTS PLAN

In 1989, the Corporation adopted a Shareholders Rights Plan, which plan is intended to protect the interests of Shareholders in the event the Corporation is confronted with a hostile takeover.

The Shareholder Rights Plan does not prevent an acquisition of the Corporation on terms that are in the best interests of the Shareholders. Under the terms of the Shareholder Rights Plan, the Corporation has declared a dividend distribution of one Common Stock Purchase Right for each outstanding share of Common Stock of the Corporation to Shareholders of record as of January 2, 1990. A Common Stock Purchase Right entitles a registered Shareholder to purchase one share of Common Stock at an exercise price of $36 per share, subject to adjustment. The Common Stock Purchase Right may be exercised only upon the occurrence of certain events, including an attempted hostile takeover, as described in the Shareholder Rights Agreement. As of the record date, no Common Stock Purchase Rights have been or are exercisable.

                     RATIFICATION OF THE SELECTION OF
                       CERTIFIED PUBLIC ACCOUNTANTS

Deloitte & Touche LLP ("Deloitte"), certified public accountants, have served as auditors for the Corporation and as auditors for Park West since 1994, and subject to ratification by the shareholders, that firm has been chosen by the Board of Directors to act as the Corporation's auditor for 1995. During 1994, Deloitte provided audit services in connection with the examination of the financial statements of the Corporation and Park West and other accounting matters. Neither Deloitte nor any of its partners has any direct or indirect financial interest in, or connection (other than as independent auditor) with, the Corporation or Park West.

A representative of Deloitte & Touche LLP is expected to be present at the Corporation's 1995 Annual Meeting of Shareholders. He/she will have the opportunity to make a statement if he/she desires to do so and will be available to respond to appropriate questions.

The Board of Directors recommends a vote FOR ratification of the selection of Deloitte & Touche LLP as the Corporation's auditor, and unless otherwise directed, proxies will be voted in favor of this selection.

                              OTHER BUSINESS

As of the date of this Proxy Statement, the Board of Directors of the Corporation is not aware of any business to be presented at the 1995 Annual Meeting other than matters referred to in the Notice of Annual Meeting and this Proxy Statement. If any other matters properly come before the meeting, or any adjournment thereof, the enclosed Proxy will be voted on such matters in accordance with the recommendations of the Corporation's Board of Directors.












                   AGREEMENT WITH REGULATORY AUTHORITIES

Since March, 1992, Park West has been operating under a Formal Order (the "Order") with the Federal Deposit Insurance Corporation (the "FDIC") and the Commissioner of Banks for the Commonwealth of Massachusetts (the "Commissioner"). As a result of the improved financial condition of Park West the Order was removed on December 22, 1994 and replaced with a Memorandum of Understanding (the "Memorandum"). The Memorandum requires Park West to take certain actions to further strengthen the financial position of the Bank.

A description of the major provision of the Memorandum is contained in the Corporation's 1994 Annual Report to Stockholders.

                               MISCELLANEOUS

The expense of this solicitation on behalf of the Board of Directors will be paid by the Corporation. To the extent necessary in order to assure sufficient representation of shareholders at the meeting, officers and employees of the Corporation or Park West may personally, by telephone or by other means, contact shareholders to request the return of proxies. Banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the proxy material to beneficial owners in order to solicit authorizations for the execution of proxies. The Corporation may, upon request, reimburse such banks, brokerage houses and other institutions, nominees and fiduciaries for their expenses in forwarding such material.

                           SHAREHOLDER PROPOSALS

Holders of the Common Stock of the Corporation who wish to submit proposals to be considered at the next Annual Meeting of Shareholders of the Corporation, which meeting is scheduled to be held on April 17, 1996 must submit such proposals to the Corporation on or before November 24, 1995.

                               ANNUAL REPORT

A copy of the Corporation's Annual Report for 1994 including financial statements is enclosed. The Annual Report is not to be regarded as proxy soliciting material.

                                   By order of the Board of Directors



                                              Robert J. Perlak
                                                   Clerk
Dated:  March 22, 1995
                                  NOTICE

A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K FILED WITH
THE SECURITIES  AND  EXCHANGE COMMISSION MAY BE OBTAINED WITHOUT
CHARGE BY ANY SHAREHOLDER OF THE CORPORATION  UPON  WRITTEN
REQUEST ADDRESSED TO JOHN M. LILLY, TREASURER, 225 PARK AVENUE, WEST SPRINGFIELD, MASSACHUSETTS 01089-3310.



                     WESTBANK CORPORATION
PROXY FOR 1995 ANNUAL SHAREHOLDERS MEETING -- April 19, 1995 I, the undersigned holder of common stock of Westbank Corporation, hereby appoint Lloyd S. Hall and Joseph L. Rolak, or either of them, with the power of substitution, proxies of the undersigned to vote the shares of the undersigned at the 1995 Annual Meeting of Shareholders of Westbank Corporation to be held at 9:00 A.M., April 19, 1995 at the Carriage House at Storrowton Tavern, 1305 Memorial Avenue, West Springfield, Massachusetts, and at any adjournment thereof, with all the powers the undersigned would possess if personally present.
Said proxies are specifically authorized to vote as indicated below.

     THIS PROXY CONFERS AUTHORITY TO VOTE "FOR" EACH PROPOSITION LISTED BELOW UNLESS AUTHORITY IS WITHHELD OR OTHERWISE INDICATED. ALL PROXIES EXECUTED CORRECTLY WILL BE VOTED AS DIRECTED. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

1. FIXING THE NUMBER OF DIRECTORS. To fix the number of Directors of the Corporation at twelve (12).

                                        FOR       AGAINST    ABSTAIN

2. ELECTION OF DIRECTORS. To elect the following Directors of the Corporation for a three-year term until the 1998 Annual Meeting of Shareholders.
        Roland O. Archambault           FOR       AGAINST    ABSTAIN
        Donald R. Chase                 FOR       AGAINST    ABSTAIN
        John E. Fitzgerald              FOR       AGAINST    ABSTAIN
        Russell Mawdsley                FOR       AGAINST    ABSTAIN

    To elect the following Director of the corporation for a two-year term until the 1997 Annual Meeting of Shareholders.


        Paul J. McKenna                 FOR       AGAINST    ABSTAIN


3.  APPROVE AN AMENDMENT TO THE CORPORATION'S DIVIDEND REINVESTMENT
    AND COMMON STOCK PURCHASE PLAN. To increase the number of shares of Common Stock reserved for issuance thereunder by 300,000 shares, to increase the maximum allowable purchase of the Corporation's Common Stock to $10,000 per calendar quarter and to amend the price of shares acquired under the Stock Purchase
    Plan to 90% of the market value of the Corporation's Common Stock, or the current book value of such shares, whichever is greater.

                                        FOR       AGAINST    ABSTAIN

4. 1995 DIRECTORS' STOCK OPTION PLAN. To adopt the 1995 Directors' Stock Option Plan, as set forth in Exhibit A to the Proxy Statement of the Corporation for the 1995 Annual Meeting of Shareholders of the Corporation.
                                        FOR       AGAINST    ABSTAIN

5.  SELECTION OF CERTIFIED PUBLIC ACCOUNTANTS.  To ratify the appointment, by the Board of Directors, of Deloitte & Touche
    LLP as independent public accountants for the fiscal year
    ending December 31, 1995.
                                        FOR       AGAINST    ABSTAIN

6. OTHER BUSINESS. In their discretion, to act upon the transaction of such other business as may properly come before the meeting and any adjournment thereof.


                                       Date:



                                       (Signature of Shareholder)




                                       (Signature if jointly held)
                                       When signing as Attorney,
                                       Executor, Administrator,
                                       Trustee or Guardian, please
                                       give full title.  If more
                                       than one Trustee, all should
                                       sign.  All joint owners must
                                       sign.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS